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   As filed with the Securities and Exchange Commission on __ __, 1996
                                                         File No. 333-
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                       SECURITIES AND  EXCHANGE COMMISSION
                            Washington, DC  20549

                                   FORM S-8
                              Registration Statement
                                   Under the
                              Securities Act of 1933

                              EXTEN INDUSTRIES, INC.
               (Exact Name of Registrant as Specified in its Charter)

State of Delaware                                 52-1412493
(State or Other Jurisdiction         (IRS Employer Identification No.)
of Incorporation or
Organization)

              9625 BLACK MOUNTAIN ROAD, SUITE 218, SAN DIEGO, CA  92126
              (Address of Principal Executive Offices)       (Zip Code)

                   EMPLOYEE COMPENSATION & CONSULTING SERVICES
                         (Full Title of the Plan)

  W. GERALD NEWMIN, 9625 BLACK MOUNTAIN ROAD, SUITE 218, SAN DIEGO, CA 92126
                  (Name and Address of Agent For Service)

                             (619)  578-9784
     (Telephone Number, Including Area Code, of Agent For Service)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following line:    X
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                      CALCULATION OF REGISTRATION FEE
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                                Proposed       Proposed
                                Maximum         Maximum
 Title of           Amount      Offering       Aggregate       Amount of
  to be              to be        Price        Offering      Registration
Registered         Registered    Per Share       Price           Fee
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Common Stock        1,893,940       $0.09       $170,455         $100
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(1) Calculated pursuant to Rule 457(h).

                                      1

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Item 3.  Incorporation of Certain Documents by Reference

     The Company's Annual Report on Form 10-KSB for the year ended November 30, 1995 and three Form 10-QSB's for the quarters ended February 29, 1996, May 31, 1996, and August 31, 1996, and three Forms 8-K dated December 13, 1995, February 9, 1996 and July 15, 1996, filed under the Securities Exchange Act of 1934, are hereby incorporated by reference.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities covered hereby then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, except as to any portion of any future Annual or Quarterly Report to Stockholders which is deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is replace or modified by a statement contained in a subsequently dated document incorporated by reference or contained in this Registration Statement.

Item 4.   Description of Securities

     Securities are registered under Section 12 of the Exchange Act

Item 5.   Interests of Named Experts and Counsel

     Does Not Apply

Item 6.   Indemnification of Directors and Officers:

     Section 145 of the General Corporation Laws of Delaware (the "Act") provides that a corporation may indemnify a director or officer of the corporation and to purchase and maintain liability insurance for those persons as, and to the extent permitted by Article 7 of the Act.

     The By-Laws of the Company contain provisions indemnifying its directors and officers to the extent permitted by Section 145, Article 7 of the General Corporation Law of Delaware (the "Act"), as amended from time to time.

     The Company's Certificate of Incorporation limits directors' liability for monetary damages for breaches of their duties of care owed the Company to the fullest extent permitted by Delaware law.

Item 7.   Exemption From Registration Claimed

     Does Not Apply

                                      2
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Item 8.   Exhibits

     The following is a list of exhibits filed as part of the Registration
Statement:


     24.1    Consent of Harlan & Boettger, CPAs
     24.2    Consent and Opinion of William Aul, Esquire

Item 9.   Undertakings

     The undersigned hereby undertakes:

     (1) (a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


     (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      3
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Diego, State of California, on the 21st day of August, 1996

                              EXTEN INDUSTRIES, INC.

                              By: /s/   W. Gerald Newmin
                                  ------------------------------
                                    W. Gerald Newmin
                                      Chairman,  Chief Executive
                                      Officer, and President


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                Title                       Date


/s/ W. Gerald Newmin        Chairman, President and          August 21, 1996
------------------------    Chief Executive Officer,
W. Gerald Newmin


/s/ William R. Hoelscher    Vice-President and               August 21, 1996
------------------------    Director
William R. Hoelscher

                                       4

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                                 INDEX TO EXHIBITS


Sequentially
Exhibit Number                         Description
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   24.1                Consent of  Harlan & Boettger, CPAs

   24.2                Consent and Opinion of William Aul, Esquire
                          re:  Legality

                                      5